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                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2003

                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)

            001-13255                                43-1781797
            ---------                                ----------
            (COMMISSION                              (IRS EMPLOYER
            FILE NUMBER)                             IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI     63166-6760
---------------------------------------------------------------     ----------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE



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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On December 17, 2003, Solutia Inc. announced that it and its 14 U.S. subsidiaries (collectively, the "Debtors") have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 0317949). The Debtors remain in possession of their assets and properties and continue to operate their businesses and manage their properties as "debtors-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. On December 17, 2003, the Company received a commitment for up to $500 million in new debtor-in-possession financing, $350 million of which will be used to refinance Solutia's existing credit facility. Such commitment is subject to court approval. A copy of the press release is filed as an exhibit to this Report on Form 8-K and is incorporated here by reference.

ITEM 5.  OTHER EVENTS.

         On December 17, 2003, Solutia also issued a press release announcing that it had reached an agreement with the required percentage of holders of the Euro Notes issued by its subsidiary, Solutia Europe SA/NV, that would allow Solutia Inc. to file for relief under Chapter 11 of the U.S. Bankruptcy Code without causing acceleration of the Euro Notes. A copy of the press release is filed as an exhibit to this Report on Form 8-K and is incorporated here by reference.

         Solutia has entered into confidentiality agreements with holders of debt securities of Solutia and of Euro Notes issued by its subsidiary, Solutia Europe SA/NV, as well as with financial and legal advisers to those bondholders, which require Solutia to disclose material non-public information provided to those parties during the course of negotiations with them. This section of this Report on Form 8-K is being filed in order to comply with that obligation.

         The following will summarize and disclose material non-public information provided to those bondholders and advisors.

         1. In the view of the management of Solutia, the likely size of the proof of claim to be filed by Monsanto/Pharmacia in the Chapter 11 case as a result of rejection of the Distribution Agreement and treatment of the legacy liabilities assumed by Solutia at the time of its spin as pre-petition liabilities is between $2 billion and $4 billion. Solutia management does not believe that such a proof of claim would be valid in its entirety, and that elements thereof would be subject to factual and legal challenge. Further, the amount of legacy liabilities that revert back to Monsanto/Pharmacia will depend on decisions to be entered by the Bankruptcy Court before which Solutia's Chapter 11 case is pending. The major elements of such legacy liabilities would be environmental compliance and remediation, litigation indemnification and benefit obligations to pre-spin retirees of Monsanto Company assigned to Solutia at the time of its spin. Solutia expects the annual cost of such legacy liabilities that will revert to Monsanto/Pharmacia to be in excess of $100 million for each of the next five years and to be very difficult to estimate thereafter.

         2. At current earnings levels and with existing debt and other unfunded obligations including pension, OPEB, environmental and litigation obligations, Solutia believes that it is significantly overleveraged compared to its peers.

         3. A summary of possible illustrative recoveries of unsecured claims in Solutia's Chapter 11 proceeding was disclosed to bondholders. Without taking account of employee claims, taxes and administrative fees and expenses, that illustrative recovery showed possible unsecured claim recoveries in the range of between 6% and 40% of claims. If such an illustrative analysis proved to be accurate, that would imply no recovery on behalf of


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equity in Solutia's Chapter 11 proceeding. These numbers are estimated calculations based on multiple assumptions which may or may not be true in actual fact as the Chapter 11 case develops.

         4. Solutia believes that if Solutia Europe were required to file for reorganization proceedings in Belgium, the recovery to holders of Euro Notes would be substantially less than the principal amounts of the Euro Notes. An illustrative analysis of what a liquidation of Solutia Europe might result in for Euro Note holders was supplied to bondholders and that analysis indicated a recovery of approximately 60% of the principal amount of the Euro Notes. Such an analysis was based on multiple assumptions which might or might not be true in an actual liquidation; it also assumed an orderly, as opposed to forced liquidation of Solutia Europe.

         5. Despite numerous efforts, Solutia has been unsuccessful in achieving an out-of-court agreement in which Monsanto Company agreed to assume responsibility for significant legacy liabilities, either permanently, or on a temporary basis, in order to permit adequate time to try to negotiate an out of court restructuring with Solutia's bondholders and other constituencies. Monsanto has indicated to Solutia that it is unwilling to assume such responsibility.

         6. Solutia believes that if it were to sell Pharmaceutical Services immediately, such sale would generate cash proceeds significantly less than the current carrying value of the assets.

         7. There is an intercompany promissory note issued by Solutia UK Holdings Limited in favor of Solutia Services International in the principal amount of 69 million Euros which can be and has been rolled over on a monthly basis. If the agreement Solutia Europe and Solutia have reached with the Ad Hoc Committee of Euro Note holders, disclosed in a December 17, 2003 press release of Solutia, is implemented, extending the maturity of that note beyond December 2008 will constitute an event of default with regard to the Euro Notes.

Cautionary Statement About Forward-Looking Statements

         We make statements in this Report on Form 8-K that are considered forward-looking statements under the federal securities laws. We consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements: the likely size of the proof of claim to be filed by Monsanto/Pharmacia in Solutia's Chapter 11 case, the validity of such proof of claim, the estimated annual cost of legacy liabilities that would revert to Monsanto/Pharmacia as a result of Solutia's bankruptcy, illustrative recoveries of unsecured claims and equity holders of Solutia, illustrative recoveries of the Euro Note holders in the event of a bankruptcy filing by Solutia Europe, and the amount of proceeds that would be generated by a sale of Pharmaceutical Services.

         These statements are not guarantees of future performance or outcomes. They represent our estimates and assumptions only on the date we made them. There are risks, uncertainties and other important factors that could cause actual performance or outcomes to be materially different from our projections. These risks, uncertainties and factors include: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection;
(iii) the ability of Solutia to comply with the terms of the DIP financing facility; (iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the orders and decisions of the U.S. Bankruptcy Court. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits 99(a) and 99(b) listed below are filed as part of this report.


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Exhibit Number                         Description
--------------                         -----------

99(a)          Press Release dated December 17, 2003, issued by Solutia Inc.
               announcing its filing for relief under Chapter 11 of the U.S. Bankruptcy Code

99(b)          Press Release dated December 17, 2003, issued by Solutia Inc.
               announcing agreement with Euro Note holders



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                                 SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                SOLUTIA INC.
                                           --------------------------------
                                                (Registrant)


                                                /s/  Rosemary L. Klein
                                           --------------------------------
                                                Assistant Secretary

DATE: DECEMBER 17, 2003